Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

AUTONATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)(3)	Proposed Maximum Offering Price Per Unit (2)(3)	Maximum Aggregate Offering Price (2)(3)	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt securities	Rule 456(b) and Rule 457(r) (2)
	Equity	Common stock, par value $0.01 per share	Rule 456(b) and Rule 457(r) (2)
	Equity	Preferred stock, $0.01 per share	Rule 456(b) and Rule 457(r) (2)
	Other	Depositary shares, no par value	Rule 456(b) and Rule 457(r) (2)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r) (2)
	Other	Subscription Rights	Rule 456(b) and Rule 457(r) (2)
	Other	Units	Rule 456(b) and Rule 457(r)(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts							N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

Net Fee Due
(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2)	Omitted pursuant to Form S-3 General Instruction II.E.
(3)

We are registering an indeterminate number of shares of common stock, shares of preferred stock and principal amount of debt securities as may be issued, including upon conversion, exchange or exercise, as applicable, of any preferred stock, debt securities, warrants or units or settlement of any subscription rights or purchase contracts, including such shares of common stock or preferred stock as may be issued pursuant to anti- dilution adjustments determined at the time of offering.

(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee.